UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26396 (Commission File Number)	65-0538630 (I.R.S. Employer Identification Number)

8685 Northwest 53rd Terrace Miami, Florida (address of principal executive offices)	33166 (Zip Code)

Registrant’s telephone number, including area code: (305) 593-0770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act

❑	Soliciting material pursuant to Rule 14a–12 under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement

                On December 8, 2010, the Board of Directors (the “Board”) of Benihana Inc. (the “Company”) approved indemnification agreements between the Company and each of the following officers (each, an “Indemnitee”): Christopher P. Ames, Chief Operating Officer; Gene R. Baldwin, Interim Chief Financial Officer and Treasurer; and Cristina L. Mendoza, General Counsel and Secretary.  Each such agreement provides, among other things, that the Company will indemnify the Indemnitee to the fullest extent permitted by the Delaware General Corporation Law, including advancement of legal fees and other expenses incurred by the Indemnitee in connection with any legal proceedings arising out of the Indemnitee’s service as an officer, subject to certain exclusions and procedures.  Each such agreement is identical in all material respects to the form of indemnification agreement attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2010, which exhibit is incorporated into this report in its entirety.

On December 8, the Board also approved an at-will employment agreement with Mr. Ames. The agreement provides for a base annual salary of $300,000 and an annual cash bonus of up to one-half of such salary, subject to the Company’s attainment of financial and other targets established at or near the beginning of each annual bonus period.  Pursuant to the agreement, Mr. Ames is entitled to receive 150,000 shares of the Company’s common stock, which vest between July 1, 2011 and July 1, 2013. Pursuant to the employment agreement, Mr. Ames will be entitled to a lump sum payment in certain sale circumstances.  If the agreement is terminated by the Company without “cause”, by Mr. Ames for “good reason”, or by Mr. Ames under certain sale circumstances, he will be entitled to the fully earned but not yet paid portion of his base salary and bonus and an amount equal to the sum of his base salary and a pro-rated portion of his average bonus for the two most recently completed fiscal years.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Exhibit
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 19, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: December 9, 2010	By: /s/ Richard C. Stockinger
Richard C. Stockinger
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 19, 2010).